Exhibit 3.19

LIMITED LIABILITY COMPANY AGREEMENT

OF

CEI ACQUISITION, L.L.C.

This Limited Liability Company Agreement (this “Agreement”) of CEI Acquisition, L.L.C. (the “Company”) is entered into by Chaparral Energy, Inc., a Delaware limited liability company (the “Member”), as of September 29, 2005. In consideration of the covenants, conditions and agreements contained herein, the Member, who upon the date hereof is the sole Member, hereby determines as follows:

1. Formation.

CEI Acquisition, L.L.C. is a limited liability company organized under the provisions of the Delaware Limited Liability Company Act, as amended from time to time (the “Act”). The Certificate of Formation (the “Certificate”) was filed on September 29, 2005 with the Secretary of State of the State of Delaware.

2. Name.

The name of the Company is, and the business of the Company shall be conducted under the name of, “CEI Acquisition, L.L.C.”

3. Term.

The Company commenced its existence on the effective date of the filing of the Certificate and shall continue in existence until it is dissolved and terminated by the affirmative action of the Members.

4. Office.

The registered office of the Company required by the Act to be maintained in the State of Delaware shall be the office of the initial registered agent named in the Certificate, or such other place as the Members may designate in the manner provided by law. The registered agent for service of process at such address shall be the initial registered agent named in the Certificate, or such other person as the Members may designate in the manner provided by law.

5. Purposes and Permitted Activities.

The purposes of the Company are to engage in any business or activity that is not forbidden by the law of the jurisdiction in which the Company engages in that business or activity.

6. Members.

The Members of the Company are the Member and any other Person admitted to the Company as a Member as hereinafter provided. The names and business or mailing addresses of the Members of the Company are set forth on Exhibit “A” attached hereto.

7. Membership Interests.

(a) The Membership Interests of the Company shall be represented by, and issued in, unit increments (each, a “Unit” and collectively, the “Units”). The Company is hereby authorized to issue one thousand (1,000) Units to the Members. No additional Units may be issued without the approval of Members holding a majority of the Units.

(b) Ownership of Units may be evidenced by certificates if the Managers shall approve. Any certificate issued to a Member need not bear a seal of the Company but shall be signed by the President of the Company, certifying the number of Units represented by such certificate. The books reflecting the issuance of any certificates shall be kept by the Secretary of the Company. The certificates shall be consecutively numbered and shall be entered in the books of the Company as they are issued and shall exhibit the holder’s name and number of Units. The President of the Company may determine the conditions upon which a new certificate may be issued in place of a certificate that is alleged to have been lost, stolen or destroyed and may, in his discretion, require the owner of such certificate or its legal representative to give bond, with sufficient surety, to indemnify the Company and any transfer agent and registrar against any and all loss or claims that may arise by reason of the issuance of a new certificate in the place of the one lost, stolen, or destroyed. Each certificate shall bear a legend on the reverse side thereof substantially in the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED OR SOLD, UNLESS IT HAS BEEN REGISTERED UNDER THE SECURITIES ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE (AND, IN SUCH CASE, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY SHALL HAVE BEEN DELIVERED TO THE COMPANY TO THE EFFECT THAT SUCH OFFER OR SALE IS NOT REQUIRED TO BE REGISTERED UNDER THE SECURITIES ACT). THIS SECURITY IS SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THE LIMITED LIABILITY COMPANY AGREEMENT OF THE COMPANY, A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES.

8. Management.

8.1 Management by Managers.

(a) The Company shall be managed by “managers” (as such term is used in the Act) according to the remaining provisions of this Section 8 and, except with respect to certain consent or approval requirements provided in this Agreement, no Member, by virtue of having the status of a Member, shall have any management power over the business and affairs of the Company or actual or apparent authority to enter into contracts on behalf of, or to otherwise bind, the Company. Except as described in the preceding sentence, the business and affairs of the Company shall be managed by the Managers elected in accordance with Section 8.2 acting exclusively through the Board of Managers of the Company (the “Board”) in accordance with this Agreement. Under the direction of the Board, the day-to-day activities of the Company may be conducted on the Company’s behalf by the Officers, who shall be agents of the Company. In addition to the powers that now or hereafter can be granted under the Act and to all other powers granted under any other provision of this Agreement, the Board and the Officers (subject to Section 8.5 and the direction of the Board) shall have full power and authority to do all things on such terms as they may deem necessary or appropriate to conduct, or cause to be conducted, the business and affairs of the Company, including, without limitation, (i) the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness and the incurring of any other obligations; (ii) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Company; (iii) the merger or other combination or conversion of the Company with or into another person; (iv) the use of the assets of the Company (including cash on hand) for any purpose consistent with the terms of this Agreement and the repayment of obligations of the Company; (v) the negotiation, execution and performance of any contracts, conveyances or other instruments; (vi) the distribution of Company cash; (vii) the selection, engagement and dismissal of Officers, employees and agents, outside attorneys, accountants, engineers, consultants and contractors and the determination of their compensation and other terms of employment or hiring; (viii) the maintenance of such insurance for the benefit of the Company as it deems necessary or appropriate; (ix) the acquisition or disposition of assets; (x) the formation of, or acquisition of assets of or an interest in, or the contribution of property to, any person; (xi) the control of any matters affecting the rights and obligations of the Company, including the commencement, prosecution and defense of actions at law or in equity and otherwise engaging in the conduct of litigation and the incurring of legal expense and the settlement of claims and litigation; (xii) the indemnification of any person against liabilities and contingencies to the extent permitted by law and this Agreement and (xiii) the issuance of previously authorized Units.

(b) Notwithstanding the general authority of the Managers (as hereinafter defined), the following items shall require the prior affirmative consent of Members holding a majority of the Units: (i) the sale or disposition of all or substantially all of the assets of the Company, and (ii) the voluntary bankruptcy or dissolution of the Company.

8.2 Board of Managers.

(a) Composition; Initial Managers. The Board shall initially consist of one (1) natural person who need not be a Member or a resident of the State of Delaware (the “Manager”). The initial Board (and the initial Manager) shall consist of the persons listed on Schedule I. Any successor or substituted Managers shall be elected as provided in Section 8.2(b). Subject to any limitations specified by law, the number of Managers may be increased or decreased by resolution adopted by a majority of the Managers then in office. No decrease in the number of Managers shall have the effect of shortening the term of any incumbent Manager. For such period that the Board consists of only one Manager, the actions and decisions of such Manager shall be deemed to be the actions and decisions of the Board without necessity of further action, meeting, approval or adoption of resolutions.

(b) Election and Term of Office. The Managers shall be elected at any annual or any special meeting of the Members (except as otherwise provided in this Agreement). Each Manager elected shall hold office until his successor shall be elected at a meeting of the Members and shall qualify, or until his death, resignation or removal in the manner hereinafter provided.

(c) Resignation. Any Manager may resign at any time by giving written notice to the President of the Company. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

(d) Removal. At any special meeting of the Members called expressly for that purpose, any Manager or Managers, including all of the Managers, may be removed, either with or without cause, and another person or persons may be elected to serve for the remainder of his or their term by a vote of Members holding a majority of the Units entitled to vote at an election of Managers. In case any vacancy so created shall not be filled by the Members at such meeting, such vacancy may be filled by the Managers as provided in Section 8.2(e).

(e) Vacancies. Any vacancy occurring in the Board (except by reason of an increase in the number of Managers) may be filled in accordance with subsection (b) of this Section or may be filled by the affirmative vote of a majority of the remaining Managers, even if less than a quorum of the Managers, or by a sole remaining Manager. A Manager elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any vacancy occurring in the Managers or any managerial position to be filled by reason of an increase in the number of Managers may be filled by election at an annual meeting of Members or special meeting of Members called for that purpose.

(f) Quorum; Required Vote for Board Action. At all meetings of the Managers, the presence of a majority of the number of Managers fixed by or in accordance with this Agreement shall be necessary and sufficient to constitute a quorum for the transaction of business. The act of a majority of the Managers at any meeting at which a quorum is present shall be the act of the Managers unless the act of a greater number is required by law, the Certificate or this Agreement. If a quorum shall not be present at any meeting of Managers, the Managers present may adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall be present.

(g) Location; Order of Business. The Board may hold its meetings and may have an office and keep the books of the Company, in such place or places, within or without the State of Delaware, as the Board may from time to time determine by resolution. At all meetings of the Board, business shall be transacted in such order as shall from time to time be determined by resolution of the Board.

(h) Meetings of the Board. Regular meetings of the Board shall be held at such places as shall be designated from time to time by resolution of the Board. Special meetings of the Board may be called by the Chairman of the Board (if any), the President or, upon written request of any Manager, by the Secretary. The notice of any such special meeting shall state the purpose or purposes of such meeting. Unless determined by the Board pursuant to resolution, notice of any meeting (whether the first meeting, a regular meeting or a special meeting) shall not be required.

(i) Compensation. Managers, in their capacity as such, shall receive such compensation, if any, for their services as the Board shall determine. In addition, the Managers shall be entitled to be reimbursed by the Company for their respective reasonable out-of-pocket costs and expenses incurred in the course of their services as such.

8.3 Meetings of the Members.

(a) Place of Meetings. All meetings of the Members shall be held at the principal office of the Company, or at such other place within or without the State of Delaware as shall be specified or fixed in the notices (or waivers of notice) thereof.

(b) Quorum; Required Vote for Member Action; Adjournment of Meetings.

(i) Except as expressly provided otherwise by this Agreement, Members holding a majority of the Units, present in person or represented by proxy, shall constitute a quorum at any such meeting for the transaction of business, and the affirmative vote of Members holding a majority of the Units, so present or represented at such meeting at which a quorum is present and entitled to vote thereat, shall constitute the act of the Members. The Members present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of sufficient Members to destroy the quorum.

(ii) Notwithstanding any other provision in this Agreement to the contrary, the chairman of the meeting of Members, or Members holding a majority of the Units present in person or represented by proxy and entitled to vote thereat, whether or not a quorum is present, shall have the power to adjourn such meeting from time to time, without any notice other than announcement at the meeting of the time and place of the holding of the adjourned meeting. If the adjournment is for more than thirty days, or if subsequent to the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Member of record entitled to vote at such meeting. At such adjourned meeting at which a quorum shall be present or represented by proxy, any business may be transacted that might have been transacted at the meeting as originally called.

(c) Annual Meetings. An annual meeting of the Members for the election of Managers to succeed those Managers serving on the Board whose terms expire and for the transaction of such other business as may properly be considered at the meeting, may be, but is not required to be, held at such place, within or without the State of Delaware, on such date, and at such time as the Board shall fix and set forth in the notice of the meeting. If the Board has not fixed a place for the holding of the annual meeting of Members in accordance with this Section 8.3, such annual meeting shall be held at the principal place of business of the Company.

(d) Special Meetings.

(i) Special meetings of the Members for any proper purpose or purposes may be called at any time by the Chairman of the Board (if any), the Board, the President or the Members holding at least 10% of the Units entitled to vote at the proposed special meeting.

(ii) If not otherwise stated in or fixed in accordance with the remaining provisions hereof, the record date for determining Members entitled to call a special meeting shall be the date any Member first signs the notice of that meeting. Only business within the proper purpose or purposes described in the notice (or waiver thereof) required by this Agreement may be conducted at a special meeting of the Members.

8.4 Provisions Applicable to All Meetings. In connection with any meeting of the Board or the Members, the following provisions shall apply:

(a) Place of Meeting. Any such meeting shall be held at the principal place of business of the Company, unless the notice of such meeting specifies a different place, which need not be in the State of Delaware.

(b) Waiver of Notice Through Attendance. Attendance of a person at such meeting (including pursuant to Section 8.4(e)) shall constitute a waiver of notice of such meeting, except where such person attends the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

(c) Proxies. A person may vote at such meeting by a written proxy executed by that person and delivered to the Secretary of the Company, to another Manager, in the case of Managers, or to another Member, in the case of the Members. A proxy shall be revocable unless it is stated to be irrevocable.

(d) Action by Written Consent. Subject to compliance with the notice requirements set forth in this Agreement, to the extent applicable to the particular meeting, any action required or permitted to be taken at such a meeting may be taken without a meeting, and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the Managers or the Members, as applicable, having not fewer than the minimum number of votes that would be necessary to take the action at a meeting at which all Managers or the Members, as applicable, entitled to vote on the action were present and voted.

(e) Meetings by Telephone. The Managers or the Members, as applicable, may participate in and hold meetings by means of conference telephone, video conference or similar communications equipment by means of which all persons participating in the meeting can hear each other.

8.5 Officers.

(a) Generally. The Board may appoint certain agents of the Company, as set forth below in this Section 8.5, to be referred to as “Officers” of the Company. Unless otherwise provided by resolution of the Board, the Officers shall have the titles, power, authority and duties described below in this Section 8.5.

(b) Number, Titles and Term of Office. The Officers of the Company may include any one or more of the following: a President, one or more Vice Presidents (any one or more of whom may be designated Executive Vice President or Senior Vice President), a Treasurer, a Secretary and, if the Board so elects, a Chairman of the Board and such other Officers as the Board may from time to time elect or appoint. Each Officer shall hold office until his successor shall be duly elected and shall qualify or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Any number of offices may be held by the same person. Except for the Chairman of the Board, if any, no Officer need be a Manager.

(c) Salaries. The salaries or other compensation, if any, of the Officers shall be fixed from time to time by the Board.

(d) Removal. Any Officer elected or appointed by the Board may, subject to any contractual obligations of the Company with respect to such Officer, be removed, either with or without cause, by the vote of a majority of the whole Board at any regular meeting, or at a special meeting called for such purpose, provided the notice for such meeting shall specify that such proposed removal will be considered at the meeting; provided, however, that such removal shall be without prejudice to the contractual rights, if any, of the person so removed. Election or appointment of an Officer shall not of itself create contractual rights.

(e) Vacancies. Any vacancy occurring in any office of the Company may be filled by the Board.

(f) Powers and Duties of the Chief Executive Officer. The President shall be the chief executive officer of the Company unless the Board designates the Chairman of the Board or other Officer as the chief executive officer. Subject to the control of the Board and the other terms of this Agreement, the chief executive officer shall have general executive charge, management and control of the properties, business and operations of the Company with all such powers as may be reasonably incident to such responsibilities; subject to Section 8.1, he may agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Company and may sign all certificates for Units of the Company; and he shall have such other powers and duties as may be assigned to him from time to time by the Board.

(g) Powers and Duties of the Chairman of the Board. The Chairman of the Board (if any) shall preside at all meetings of the Members and of the Board; and he shall have such other powers and duties as may be assigned to him from time to time by the Board.

(h) Powers and Duties of the President. Unless otherwise determined by the Board, the President shall have the authority to agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Company and he shall, in the absence of the Chairman of the Board or if there be no Chairman of the Board, preside at all meetings of the Members and of the Board; and the President shall have such other powers and duties as may be assigned to him from time to time by the Board.

(i) Vice Presidents. Each Vice President shall perform such duties and have such powers as the Board may from time to time prescribe. In addition, in the absence of the Chairman of the Board (if any) and the President, or in the event of their inability or refusal to act, a Vice President designated by the Board or, in the absence of such designation, the Vice President who is present and who is senior in terms of time as a Vice President of the Company, shall perform the duties of the Chairman of the Board (if any) and the President, as the case may be, and when so acting shall have all the powers of and be subject to all the restrictions upon the Chairman of the Board (if any) and the President, as the case may be; provided, however, that such Vice President shall not preside at meetings of the Board unless he is a Manager.

(j) Treasurer. The Treasurer shall have responsibility for the custody and control of all the funds and securities of the Company, and he shall have such other powers and duties as may be prescribed from time to time by the Board. He shall perform all acts incident to the position of Treasurer, subject to the control of the chief executive officer and the Board; the Treasurer shall, if required by the Board, give such bond for the faithful discharge of his duties in such form as the Board may require.

(k) Assistant Treasurers. Each Assistant Treasurer (if any) shall have the usual powers and duties pertaining to his office, together with such other powers and duties as may be prescribed from time to time by the Treasurer, the chief executive officer or the Board. The Assistant Treasurers shall exercise the powers of the Treasurer during the Treasurer’s absence or inability or refusal to act.

(l) Secretary. The Secretary shall keep the minutes of all meetings of the Board and of the Members in books provided for such purpose; he shall attend to the giving and serving of all notices; he may in the name of the Company affix the seal (if any) of the Company to all contracts of the Company and attest thereto; he may sign with the other appointed Officers all certificates for Units; he shall have charge of the certificate books, Unit transfer books and Unit ledgers, and such other books and papers as the Board may direct, all of which shall at all reasonable times be open to inspection by any Manager upon application at the office of the Company during business hours; he shall have such other powers and duties as may be prescribed from time to time by the Board; and he shall in general perform all acts incident to the office of Secretary, subject to the control of the chief executive officer and the Board.

(m) Assistant Secretaries. Each Assistant Secretary (if any) shall have the usual powers and duties pertaining to his office, together with such other powers and duties as may be prescribed from time to time by the chief executive officer, the Board or the Secretary. The Assistant Secretaries may sign with the other appointed Officers all certificates for Units and shall exercise the powers of the Secretary during the Secretary’s absence or inability or refusal to act.

(n) Action with Respect to Securities of Other Companies. Unless otherwise determined by the Board, the chief executive officer shall have the power to vote and to otherwise act on behalf of the Company, in person or by proxy, at any meeting of security holders of any other company, or with respect to any action of security holders thereof, in which the Company may hold securities and otherwise to exercise any and all rights and powers that the Company may possess by reason of its ownership of securities in such other company.

9. Capital Contribution.

The Member contributed to the Company the assets described on Exhibit “A” attached hereto.

10. Additional Contributions; No Negative Capital Account Makeup.

No Member is required to make any additional capital contributions to the Company. No Member shall have any obligation to restore any negative balance in any capital account maintained for such Member in accordance with applicable law and regulations promulgated under or in connection with the Internal Revenue Code of 1986, as amended (the “Code”), upon liquidation or dissolution of the Company.

11. Allocation of Profits and Losses.

The Company’s profits and losses shall be allocated to the Members in accordance with their respective Membership Interest, specified in terms of a percentage, on Exhibit “A” attached hereto.

12. Distributions; Tax Matters Partner.

Distributions shall be made to the Members in accordance with their respective Membership Interests at the times and in the aggregate amounts determined by the Managers. Mark A. Fischer is hereby designated as the initial tax matters partner (as defined in the Code) on behalf of the Company.

13. Transfer of Membership Interests and Admission of Additional Members; Additional Provisions Relating to Members.

13.1 Definitions. In this Section:

“Affiliate” of a Person means any Person Controlling, Controlled by, or Under Common Control with such Person.

“Assignee” means any Person that acquires Membership Interests or any portion thereof through a Transfer made in accordance with this Agreement or pursuant to an Involuntary Transfer and that has not been admitted as a Member.

“Control” including the correlative terms “Controlling”, “Controlled by” and “Under Common Control with” means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise) of a Person. For the purposes of the preceding sentence, control shall be deemed to exist when a Person possesses, directly or indirectly, through one or more intermediaries (i) in the case of a corporation, more than 50% of the outstanding voting securities thereof; (ii) in the case of a limited liability company, partnership, limited partnership or venture, the right to more than 50% of the distributions therefrom (including liquidating distributions); or (iii) in the case of any other Person, more than 50% of the economic or beneficial interest therein.

“Involuntary Transfer” means a Transfer resulting from the death of a Person or other involuntary Transfer occurring by operation of law.

“Person” means any natural person, corporation, limited partnership, limited liability company, general partnership, joint stock company, joint venture, association, company, trust, bank trust company, land trust, business trust, or other organization, whether or not a legal entity, and any government or agency or political subdivision thereof.

“Resign, Resigning or Resignation” means the resignation, withdrawal or retirement of a Member from the Company as a member. Such terms shall not include any Transfer of Membership Interests, even though the Member making a Transfer may cease to be a Member as a result of such Transfer.

“Transfer” including the correlative terms “Transferring” or “Transferred”, means any direct or indirect transfer, assignment, sale, gift, pledge, hypothecation or other encumbrance, or any other disposition (whether voluntary or involuntary or by operation of law), of Units (or any interest (pecuniary or otherwise) therein or right thereto), including without limitation derivative or similar transactions or arrangements whereby a portion or all of the economic interest in, or risk of loss or opportunity for gain with respect to, Units is transferred or shifted to another Person.

“Voluntary Transfer” means any Transfer other than an Involuntary Transfer.

13.2. Transfer of Membership Interests. A Member may Transfer all or any portion of its Membership Interests in accordance with this Agreement.

13.3. Admission of Additional Members. Subject to Section 13.2 but notwithstanding any other provision of this Agreement to the contrary, no additional Person (including an Assignee) that acquires a Membership Interest, whether pursuant to a Voluntary Transfer or an Involuntary Transfer, shall be admitted to the Company as a Member without the consent of the Board, which consent may be given or withheld in the Board’s sole discretion. An Assignee, in its capacity as such, of a Membership Interest shall only be entitled to receive allocations and distributions pursuant to Sections 11 and 12 and shall not have any other rights or powers of a Member including any voting rights. Until an Assignee becomes a Member, the Transferring Member from which such Assignee received its Membership Interest shall continue to be a Member and have the power to exercise any rights or powers as a Member, but shall not have the right to receive allocations or distributions pursuant to Sections 11 or 12.

13.4. Resignation. A Member may Resign with the following consequences: (a) such Resigning Member shall be liable to the Company and the other Members for all accrued and unpaid obligations and liabilities of such Member to the Company as of the date of such Resignation, and any obligations or liabilities arising out of the failure of such Member to Transfer all of such Member’s Membership Interests in accordance with this Agreement including the Exhibits hereto and (b) such Resigning Member shall not have any rights under Section 18-604 of the Act. In no event shall the Company or any Member have the right, through specific performance or otherwise, to prevent a Member from Resigning.

14. UCC Election.

The Company hereby irrevocably elects that, to the extent certificates evidencing Units are issued, all Units shall be securities governed by Article 8 of the Uniform Commercial Code. In the event of such issuance, Units shall be evidenced by certificates, each of which shall bear the following legend: “This certificate evidences an interest in CEI Acquisition, L.L.C. and shall be a security for purposes of Article 8 of the Uniform Commercial Code.”

15. Indemnification.

(a) No Member shall be liable to the Company for any act or omission based upon errors of judgment or other fault in connection with the business or affairs of the Company if such Member’s conduct shall not have constituted gross negligence or willful misconduct.

(b) To the fullest extent permitted by law, each Member shall be indemnified and held harmless by the Company from and against any and all losses, claims, damages, settlements and other amounts (collectively, “Losses”) arising from any and all claims (including attorneys’ fees and expenses, as such fees and expenses are incurred), demands, actions, suits or proceedings (civil, criminal, administrative or investigative), in which such Member may be involved, as a party or otherwise, by reason of the management of the affairs of the Company, whether or not such Member continued to be a Member or involved in management of the affairs of the Company at the time any such liability or expense is paid or incurred; provided that the Member shall not be entitled to the foregoing indemnification if a court of competent jurisdiction shall have determined that such Losses resulted primarily from the gross negligence or willful misconduct of the Member. The termination of a proceeding by judgment, order, settlement or conviction under a plea of nolo contendere, or its equivalent, shall not, of itself, create any presumption that such Losses resulted primarily from the gross negligence or willful misconduct of the Member or that the conduct giving rise to such liability was not in the best interest of the Company. The Company shall also indemnify the Member if the Member is or was a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the Company to procure a judgment in its favor by reason of the fact that the Member is or was an agent of the Company, or any affiliate of the Company at the request of the Company, against any Losses incurred by the Member in connection with the defense or settlement of such action; provided that the Member shall not be entitled to the foregoing indemnification if a court of competent jurisdiction shall have determined that any such Losses resulted from the gross negligence or willful misconduct of the Member. The Company may advance the Member any expenses (including, without limitation, attorneys’ fees and expenses) incurred as a result of any demand, action, suit or proceeding referred to in this paragraph (b) provided that (i) the legal action relates to the performance of duties or services by the Member on behalf of the Company or any affiliate of the Company at the request of the Company; and (ii) the Member provides a written undertaking to repay to the Company the amounts of such advances in the event that the Member is determined to be not entitled to indemnification hereunder.

(c) The indemnification provided pursuant to this Section 15 shall not be deemed to be exclusive of any other rights to which the Members may be entitled under any agreement, as a matter of law, in equity or otherwise, and shall inure to the benefit of the successors, assigns and administrators of the Members.

(d) Any indemnification pursuant to this Section 15 shall be payable only from the assets of the Company.

16. Dissolution.

16.1 Events Requiring Dissolution.

The Company shall be dissolved upon the occurrence of any of the following events:

(a) any event that would make unlawful under the laws of Delaware or the United States of America the continuing existence of the Company;

(b) a vote of Members holding a majority of the Units; or

(c) the entry of a decree of judicial dissolution pursuant to Section 18-802 of the Act.

16.2 Distribution Upon Dissolution.

Upon dissolution of the Company, the affairs of the Company shall be wound up in accordance with this Section 16.2. The fair market value of the assets of the Company (other than cash) shall be determined by the Board. If the Board is unable to determine the fair market value of the assets, then the fair market value of the assets of the Company (other than cash) shall be determined by an independent appraiser selected by the Board. Any gains or losses (including unrealized gains and losses from property to be distributed in kind) from disposition shall be allocated among the Members as provided in Section 11. Thereafter, the assets of the Company shall be distributed in the following manner and order: (i) first, to the claims of all creditors of the Company, including Members who are creditors, to the extent permitted by law, in satisfaction of liabilities of the Company and (ii) second, to the Members in accordance with the positive balances in the respective capital account maintained for each Member by the Company.

17. Liabilities to Third Parties; Limitation of Liability.

No Member shall be obligated personally for any debts, liabilities or obligations of the Company solely by reason of being a Member, except as expressly provided by the Act. No Manager, by reason of his or her acting as a Manager of the Company, shall be obligated personally for any debts, obligations or liabilities of the Company.

18. Governing Law.

This Agreement shall be governed by, and construed under, the laws of the State of Delaware, all rights and remedies being governed by said laws.

19. Subject to All Laws.

The provisions of this Agreement shall be subject to all valid and applicable laws, including, without limitation, the Act, as now or hereafter amended, and in the event that any of the provisions of this Agreement are found to be inconsistent with or contrary to any such valid laws, the latter shall be deemed to control and this Agreement shall be deemed modified accordingly, and, as so modified, to continue in full force and effect.

20. Amendment or Restatement.

The Certificate and this Agreement (including the Schedules and Exhibits) may be amended or restated only by a written instrument adopted, executed and agreed to by all of the Managers as provided in Section 8.2(f) hereof. Any amendment to or restatement of Section 11 or Section 12 of this Agreement that adversely affects allocations or distributions made to a Member under Section 11 or Section 12 is effective only with that Member’s consent.

21. Definitions. In addition to the definitions set forth in Section 13.1, in this Agreement:

“Manager” shall have the meaning set forth in Section 8.2(a), but such term does not include any Person who has ceased to be a manager of the Company.

“Member” means any Person executing the Agreement as of the date of this Agreement as a member or hereafter admitted to the Company as a member as provided in this Agreement, but such term does not include any person who has ceased to be a member in the Company.

“Membership Interest” means the interest of a Member in the Company, including, without limitation, rights to distributions (liquidating or otherwise), allocations, information, all other rights, benefits and privileges enjoyed by that Member (under the Act, the Certificate, this Agreement or otherwise) in its capacity as a Member and otherwise to participate in the management of the Company; and all obligations, duties and liabilities imposed on that Member (under the Act, the Certificate, this Agreement, or otherwise) in its capacity as a Member; provided, however, that such term shall not include any management rights held by a Member solely in its capacity as a Manager.

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IN WITNESS WHEREOF, the Member has executed this Agreement effective as of the date first above written.

MEMBER:

Chaparral Energy, Inc.

By:	/s/ Mark A. Fischer
Name:	Mark A. Fischer
Title:	President & CEO

EXHIBIT A

Original Capital Contributions; Membership Interests

Member	Capital Contribution	Membership Interest	Number of Units
Chaparral Energy, Inc. 701 Cedar Lake Boulevard Oklahoma City, Oklahoma 73114	$1,000	100%	1,000